Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports Financial Results for the Second Quarter and For the Six Months Ended June 30, 2008

July 24, 2008
Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB: MWFS.OB), the holding company of Mid-Wisconsin Bank headquartered in Medford, WI, reported net income for the second quarter of 2008 of $500,000 or $.30 per diluted share compared to net income of $296,000 or $.18 per diluted share for the related quarter of 2007, a 69% improvement in quarterly earnings. The 2008 second quarter results were impacted by a positive improvement in the net interest margin and a decrease in noninterest expenses compared to the second quarter of 2007 and the first quarter of 2008. The second quarter 2008 earnings improvement was partially offset by increases in nonaccrual loans and the establishment of higher specific loan loss reserves which resulted in an increased loan loss provision for the quarter.

Net income earned for the six months ended June 30, 2008 was $903,000 or $.55 per diluted share. This compares with net income of $1,032,000 or $.63 per diluted share earned in the related 2007 period. Return on average assets (ROA) for 2008 was .38% compared to .45% in 2007. Return on equity (ROE) for 2008 was 5.15% versus 6.07% for 2007. The 2008 results were favorably impacted by an improvement in the net interest margin and by a tax benefit resulting from a favorable Tax Court ruling. These results were partially offset by a higher loan loss provision of $1,635,000 compared with $300,000 recorded in the same period in 2007. The loan loss provision was a result of increases in nonaccrual loans and higher estimated specific losses on loans for the second quarter. The 2007 six-month results were impacted by an impairment write-down related to the impaired borrower detailed in the 2007 Annual Report on Form 10-K ("Impaired Borrower") which totaled $365,000 on an after-tax basis, or a reduction of $.22 per diluted share.

Net interest income on a taxable-equivalent basis for the second quarter of 2008 was $4.3 million, which represented an improvement of 10% compared with the amount recorded in the related 2007 period. The net interest margin percentage was 3.81% in the second quarter of 2008, up from 3.75% in the first quarter of 2008, and 3.55% earned in the second quarter of 2007. Average loans in the second quarter of 2008 were $362 million compared with $356 million in the first quarter of 2008, and $352 million in the second quarter of 2007. A slowdown in the local market economies coupled with an increased focus on loan quality and profitability all impacted loan volume. For the six months ended June 30, 2008, the net interest margin on a taxable-equivalent basis was $8.4 million, an increase of $659,000 or 8.5% over the related 2007 period. The net interest margin percentage for the first six months of 2008 was 3.79% compared with 3.59% the previous year. The 2008 net interest margin results were positively impacted by lower funding costs, the implementation of improved pricing disciplines, increased levels of commercial loan fees and a reduction in tax preference expense associated with municipal securities.

Personnel expenses for the first six months of 2008 increased $471,000 over the 2007 period due to the costs associated with hiring additional personnel and employee turnover. Increased health care costs in 2008 due to higher claims experience were offset by a reduction in 401(k) expense in the period. Expenses associated with the carrying costs of other real estate were down $515,000 to $125,000 in 2008 due to the 2007 impairment write-down of $600,000 recorded in the second quarter of 2007. Other operating expenses in 2007 included a $100,000 loss on the sale of other real estate.

Net charge-offs during the second quarter of 2008 were $577,000 or .16% of average loans. For the first six months of 2008, net charge-offs totaled $815,000 or .23% of average loans. Net charge-offs for the first six months of 2007 totaled $4.8 million of which $4.6 million related to the Impaired Borrower. Excluding this specific amount, net charge-offs were $203,000 during the first six months of 2007.

Nonaccrual loans were $7.5 million, $7.4 million and $6.3 million at June 30, 2008, March 31, 2008 and at year-end 2007, respectively. The increase is primarily attributable to commercial real estate and the overall weakness in the local economy. Such weakness impacts the cash flow of borrowers as well as the continued deterioration in the underlying value of the assets supporting the loans. Other real estate totaled $2.7 million at June 30, 2008, and $2.3 million at March 31, 2008 and December 31, 2007. The largest asset in this category is the real estate associated with the former car dealership of the Impaired Borrower. The amounts remaining on the financial statements related to the impaired borrower and classified as nonperforming assets were $2.8 million at June 30, 2008 and December 31, 2007.

A favorable Tax Court ruling during the first quarter resulted in a tax benefit of $247,000 of previously paid federal taxes for the periods 1999-2006. The interest income received from the Internal Revenue Service relative to the tax benefit was the primary reason for the increase in Other Operating Income between periods.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank which operates fourteen retail banking locations throughout central and northern Wisconsin serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties. In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

This press release contains forward-looking statements or comments that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's view as of any subsequent date. Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially
from those presented, either expressed or implied, in this filing.   Additional
factors that that may cause actual results to differ materially from those expressed in the forward-looking statements include (i) other risks and assumptions described in Mid-Wisconsin's Annual Report on Form 10-K for the year ended December 31, 2007 under the headings "Forward-Looking Statements" and "Risk Factors" which factors are incorporated herein by reference, and (ii) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission ("SEC"). We specifically disclaim any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments.

                                        Mid-Wisconsin Financial Services, Inc.
                                                Financial Information
                                                      (unaudited)
                                                                  Three Months Ended                    Six Months Ended
                                                           June        June                      June         June
                                                            30,         30,        Percent        30,           30,        Percent
(in thousands)                                             2008        2007        Change        2008          2007        Change
Interest and dividend income:
  Loans, including fees                                  $6,487       $6,968         -7%       $13,198       $13,749         -4%
  Securities
     Taxable                                                793          708         12%         1,568         1,387         13%
     Tax-exempt                                             143          205        -30%           315           439        -28%
  Other interest and dividend income                         56           85        -34%           136           190        -28%
Total interest and dividend income                        7,479        7,966         -6%        15,217        15,765         -3%
Interest expense:
  Deposits                                                2,517        3,317        -24%         5,358         6,552        -18%
  Short-term borrowings                                      44          263        -83%           105           448        -77%
  Long-term borrowings                                      590          438         35%         1,197           865         38%
  Subordinated debentures                                   153          153          0%           307           307          0%
Total interest expense                                    3,304        4,171        -21%         6,967         8,172        -15%
Net interest income                                       4,175        3,795         10%         8,250         7,593          9%
Provision for loan losses                                   705          150        370%         1,635           300        445%
Net interest income after provision for loan losses       3,470        3,645         -5%         6,615         7,293         -9%

Non-interest income:
  Service fees                                              349          342          2%           703           656          7%
  Trust service fees                                        288          305         -6%           575           607         -5%
  Investment product commissions                             70          101        -31%           118           158        -25%
  Other operating income                                    351          291         21%           692           565         22%
Total non-interest income                                 1,058        1,039          2%         2,088         1,986          5%
Non-interest expenses:
  Salaries and employee benefits                          2,274        2,209          3%         4,721         4,250         11%
  Occupancy                                                 538          472         14%         1,059           952         11%
  Data processing and information systems                   198          203         -2%           383           399         -4%
  Operation of other real estate                             72          636         NM            125           640        -80%
  Legal and professional                                    177          162          9%           360           312         15%
  Other operating expenses                                  579          682        -15%         1,260         1,379         -9%
Total non-interest expenses                               3,838        4,364        -12%         7,908         7,932          0%

Income before taxes                                         690          320        116%           795         1,347        -41%
Provision (benefit) for income taxes                        190           24        692%          (108)          315       -134%
Net income                                                 $500         $296         69%          $903        $1,032        -13%

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
                                                  Three Months Ended       Six Months Ended
                                                   June        June        June        June
                                                    30,         30,         30,         30,
                                                   2008        2007        2008        2007
PER SHARE DATA

Basic earnings per share                          $0.30       $0.18       $0.55       $0.63
Diluted earnings per share                         0.30        0.18        0.55        0.63
Book value per share                              21.26       20.75       21.26       20.75
Dividends per share                                0.11        0.22        0.33        0.44
Dividend payout ratio                              36.2%      122.0%       60.0%       69.9%
Average shares outstanding-basic (in 000's)       1,642       1,640       1,642       1,640
Average shares outstanding-diluted (in 000's)     1,643       1,642       1,642       1,642
Stock Price Information:
   High Bid                                      $23.50      $34.25      $24.00      $38.00
   Low Bid                                        20.67       32.00       20.67       32.00
  Bid price at quarter end                        21.00       32.00       21.00       32.00


KEY RATIOS

Return on average assets                           0.42%       0.25%       0.38%       0.45%
Return on average equity                           5.70%       3.43%       5.15%       6.07%
Equity to assets                                   7.43%       7.40%       7.45%       7.38%
Net interest margin (FTE)                          3.81%       3.55%       3.78%       3.59%
Efficiency ratio (FTE)                            72.18%      88.68%      75.18%      81.21%
Net charge-offs to average loans                   0.16%       0.05%       0.23%       1.37%
Allowance for loan loss to period-end loans        1.37%       1.03%       1.37%       1.03%

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
                     Mid-Wisconsin Financial Services, Inc.
                            Financial Information
                                (unaudited)
                                                As of         As of
                                                 June        December
                                                   30,          31,        Percent
(in thousands)                                   2008          2007        Change
ASSETS
Cash and due from banks                        $11,988       $15,371         -22%
Interest-bearing deposits                           33            33           0%
Federal funds sold                               3,135         3,180          -1%
Securities                                      81,754        82,551          -1%
Loans held for sale                                816         1,168         -30%
Loans                                          364,926       357,988           2%
Allowance for loan losses                       (4,994)       (4,174)         20%
Net loans                                      359,932       353,814           2%
Accrued interest receivable                      2,318         2,474          -6%
Premises and equipment, net                      9,225         9,578          -4%
Goodwill                                           295           295           0%
Other investments - at cost                      2,616         2,616           0%
Other assets                                     9,673         9,279           4%
Total Assets                                  $481,785      $480,359           0%

LIABILITIES & STOCKHOLDERS' EQUITY
Non-interest-bearing deposits                  $49,861       $47,131           6%
Interest-bearing deposits                      320,495       322,348          -1%
  Total deposits                               370,356       369,479           0%
Short-term borrowings                           10,705        15,346         -30%
Long-term borrowings                            52,429        46,429          13%
Subordinated debentures                         10,310        10,310           0%
Accrued interest payable                         2,059         2,691         -23%
Accrued expenses and other liabilities           1,005         1,533         -34%
Total liabilities                              446,864       445,788           0%

Total stockholders' equity                      34,921        34,571           1%
Total Liabilities & Stockholders' Equity      $481,785      $480,359           0%

Nonaccrual loans                                $7,540        $6,261          20%
Other real estate                               $2,671        $2,352          14%
Net charge-offs                                   $815        $5,150          NM

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
                                            Three Months Ended        Six Months Ended
                                            June         June         June         June
                                             30,          30,          30,          30,
                                            2008         2007         2008         2007
Margin Analysis
EARNING ASSETS
  Loans (FTE)                               7.22%        7.94%        7.41%        7.93%
  Investment securities:
    Taxable                                 4.82%        4.71%        4.84%        4.71%
    Tax-exempt (FTE)                        6.55%        5.77%        6.36%        5.81%
    Other                                   2.60%        5.46%        2.86%        5.56%
  Total interest-earning assets             6.74%        7.37%        6.90%        7.36%

INTEREST-BEARING LIABILITIES
  Interest-bearing demand                   0.76%        1.99%        0.93%        2.14%
  Savings deposits                          1.71%        3.30%        2.05%        3.30%
  Time deposits                             4.30%        4.97%        4.49%        4.94%
Short-term borrowings                       1.54%        4.88%        1.78%        4.81%
Long-term borrowings                        4.52%        4.57%        4.64%        4.54%
Subordinated debentures                     5.98%        5.98%        5.98%        5.98%
Total interest-bearing liabilities          3.39%        4.35%        3.59%        4.31%

Net Interest rate spread (FTE)              3.35%        3.02%        3.31%        3.05%
Net interest rate margin (FTE)              3.81%        3.55%        3.79%        3.59%

Average Balance Sheet (in thousands)
Loans                                   $362,082     $352,533     $359,235     $350,225
Deposits                                 362,060      357,757      360,801      357,947
Assets                                   475,203      467,868      473,670      464,525
Stockholders' equity                      35,305       34,629       35,284       34,293